EXHIBIT 21.1

                      SUBSIDIARIES OF REGISTRANT

Hyperion Enhanced Networks of Virginia, Inc. (Delaware corporation)

Hyperion Telecommunications of Arkansas, Inc. (Delaware corporation)

         Entergy  Hyperion  Telecommunications  of  Arkansas,  L.L.C.(50% owned)
          (an Arkansas  limited  liability company)

Hyperion Telecommunications of Florida, Inc. (Florida corporation)

         MediaOne Fiber Technologies, Inc. (20% owned) (Florida corporation)

Hyperion Telecommunications of Kansas, Inc. (Delaware corporation)

         Multimedia Hyperion Telecommunications (49.9% owned) (Kansas general partnership)

Hyperion Telecommunications of Kentucky, Inc. (Delaware corporation)

         Hyperion Telecommunications of Lexington, Inc. (Delaware corporation)

         Hyperion Telecommunications of Louisville, Inc. (Delaware corporation)

Hyperion Telecommunications of Louisiana, Inc. (Delaware corporation)

         Entergy  Hyperion  Telecommunications  of Louisiana,  L.L.C.(50% owned)
          (an Arkansas  limited  liability company)

Hyperion Telecommunications of Mississippi, Inc. (Delaware corporation)

         Entergy Hyperion  Telecommunications  of Mississippi, L.L.C.(50% owned)
          (an Arkansas limited  liability company)

Hyperion Telecommunications of New Jersey, Inc. (Delaware corporation)

         Hyperion Telecommunications of Central New Jersey, Inc. (Delaware corporation)

Hyperion Telecommunications of New York, Inc. (Delaware corporation)

         Hyperion Telecommunications of Albany, Inc. (Delaware corporation)

         Hyperion Telecommunications of Buffalo, Inc. (Delaware corporation)

         Hyperion Telecommunications of Syracuse, Inc. (Delaware corporation)

Hyperion Telecommunications of Pennsylvania, Inc. (Delaware corporation)

         PECO Hyperion Telecommunications (50% owned) (Pennsylvania general partnership)

         Hyperion Susquehanna Telecommunications (50% owned) (Pennsylvania general partnership)

         Allegheny Hyperion Telecommunications, L.L.C. (50% owned) (Pennsylvania limited liability company)
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         Hyperion Telecommunications of Harrisburg, Inc. (Delaware corporation)

Hyperion Telecommunications of Tennessee, Inc. (Delaware corporation)

         AVR of Tennessee, L.P. d/b/a Hyperion of Tennessee, L.P. (95% owned)
          (California limited partnership)

Hyperion Telecommunications of Vermont, Inc. (Delaware corporation)

Hyperion Telecommunications of Virginia, Inc. (Virginia corporation)

         MediaOne of Virginia (37% owned) (Virginia general partnership)